Preliminary Plan and Agreement of Reorganization
By Exchange By OTS HOLDINGS, INC. ,
A Colorado Corporation
Of its voting stock for Stock in and of
THIN FILM BATTERY, INC.,
a Nevada Corporation

     OTS HOLDINGS, INC., a Colorado corporation (hereafter "OTS") with a trading symbol "OTSH", and THIN FILM BATTERY, INC., a Nevada corporation, (hereinafter "Thin Film") hereby enter into the following Preliminary Plan and Agreement of Reorganization, in contemplation of the drafting, presentation, execution and delivery of a formal Plan and Agreement of Reorganization containing other and additional terms not inconsistent with the following preliminary provisions.
                           Article I
                          Plan Adopted
Section 1.01: Plan of Reorganization.
     A plan of reorganization of OTS and Thin Film is hereby adopted as follows:
     a. Thin Film will cause to be conveyed to OTS One hundred percent (100%) of the issued and outstanding shares of Thin Film, pursuant to the terms and conditions hereinafter set forth.
     b. In exchange for the shares transferred by Thin Film to OTS pursuant to this agreement, OTS will cause to be issued and delivered to Thin Film Fifteen Million (15,000,000) common shares of OTS, of No Par Value value which will, on the date they are issued, constitute approximately eighty-nine and nine-tenths percent (89.58%) of the 16,744,272 common shares of OTS which will then be outstanding. The said common stock of OTS shall, when issued, be validly authorized and issued, fully paid and non-assessable.
                           Closing Date
Section 1.02:
Subject to the conditions set forth in the Formal Plan and Agreement of Reorganization to be drafted, presented, executed and delivered hereafter, said Formal Plan and Agreement of Reorganization shall be closed and consummated by the officers of OTS on or before March 1, 2000.
                           Article II
       Covenants, Representations, and Warranties of OTS
2.01: Further Representations.
The Formal Plan and Agreement of Reorganization shall contain usual provisions related to OTS regarding the legal status, authorized capital, legal status, financial condition, authority to enter into the agreement, lack of pending litigation, claims or administrative actions, absence of employment or employee benefit agreements or contracts with unions, other material contracts, taxes and related matters, all of which shall suffice to establish that OTS is presently an inactive business entity without substantial assets or liabilities.
2.02.   Capital of OTS.
OTS is authorized to issue 100,000,000 common shares of No Par Value. There will, at closing, be 1,744,272 shares thereof outstanding in the hands of approximately 330 registered owners. OTS warrants that there will immediately after the closing of this agreement, be not more than Sixteen Million, Six Hundred Eighty-four Thousand (16,744,272) of its common shares outstanding. There are no contracts, options, warrants, compensation plans or other documents requiring the issuance of further shares of OTS. There are no securities convertible into common stock of OTS.
2.03.  Securities to be Issued
The shares of OTS to be issued pursuant to this agreement are of No Par Value and will, upon approval by the stockholders of OTS, have equal voting rights as all other shares of OTS outstanding. Thin Film hereby acknowledges that the OTS shares to be issued to them hereunder will not, when issued, have been registered under either the Securities Act of 1933 or under the Securities Act of any state; but are being issued in reliance on the exemption from federal regulation provided by Section 4(2) of the Securities Act of 1933 for transactions not involving any public offering and from state registration by applicable private offering or isolated transaction exemptions. In connection therewith, Thin Film acknowledges, warrants, and represents as follows:
     a. It has received and reviewed, as to OTS, preliminary and unaudited consolidated pro forma financial statements of OTS which accurately present the financial status of OTS as of their date.
     b. Thin Film is of sufficient business experience to evaluate this transaction and is financially able to bear the risk of their investment in OTS common shares, including the fact that OTS is now, and has been an inactive publicly held "shell"corporation which has divested itself of all its business assets and active business operations, and which is not presently conducting any active business.
     c. Thin Film is purchasing OTS's shares for its own account, for purposes of investment and not with a view to distribution, except such transactions as it may deem appropriate to place the OTS shares in the hands of the stockholders of Thin Film.
     d. Thin Film consents to the placement on each certificate representing its shares of OTS of a standard form investment legend stating that the shares are not registered under the Securities Act of 1993 and cannot be sold, hypothecated, or transferred without registration or under an appropriate exemption from registration. Thin Film acknowledges its familiarity with Securities and Exchange Commission Rule 144, that the shares to be issued to it pursuant hereto are "restricted securities" as defined by that Rule, and that the OTS shares which will be issued to it hereunder will be subject to the resale limitations imposed by that Rule. Thin Film further concedes that OTS has not represented, directly or indirectly, that the exemption from registration provided by Section 4(1) of the Securities Act of 1933, or Rule 144, will ever be available to exempt resale of its OTS shares.
          e. Thin Film hereby consents to the placement of "stop-transfer" instructions as to all shares issued to it hereunder and agrees to procure consent to such instructions from any persons to whom it may transfer any of the shares issued to it pursuant hereto..
Article III
Access to Business Records of OTS Pending the Closing
Section 3.01:
OTS will afford Thin Film, the Thin Film or either of their accredited representatives, pending closing, full access during normal business hours to all properties, books, accounts, contracts, commitments, and records of every kind of OTS.
Section 3.02:
In addition, OTS will permit Thin Film or Thin Film to make extracts or copies of all such documents and to supply such additional information or material as may be reasonably necessary to fully inform Thin Film and the Thin Film of the condition of OTS. All such information shall be held in confidence.
Article IV
Covenants, Representations, and Warranties of Thin Film
2.01: Further Representations.
The Formal Plan and Agreement of Reorganization shall contain usual provisions related to Thin Film regarding the legal status, authorized capital, legal status, financial condition, authority to enter into the agreement, lack of pending litigation, claims or administrative actions, absence of employment or employee benefit agreements or contracts with unions, other material contracts, taxes and related matters, all of which shall be true and accurate on the date they are made.
Legal Status
Section 4.01:
Thin Film is a corporation duly organized existing, and in good standing under the state of Nevada, with legal authority to enter into this transaction. Corporate Approval
Section 4.02:
Thin Film warrants that it has taken all corporate actions and duly adopted all resolutions required by its charters and by-laws to permit its officers to enter into this transaction as its authorized agents.
Material Contracts
Section 4.03:
Except as shall have been disclosed to OTS in writing prior to the closing, Thin Film is not, and at the closing date will not be a party to, or bound by any material, oral, or written contract for the employment of any officer or employee or commitment for any special bonus, compensation or severance pay;
or any pension, profit-sharing, retirement, or stock purchase plan with its employees or others; or any contract with any labor union.
Litigation
Section 4.05:
There are not now, and at the closing there will not be any material claims, actions, proceedings, or investigations pending or threatened against Thin
Film in any court or regulatory agency which would bar or infringe the conveyance contemplated hereby or the value of the Thin Film shares conveyed hereunder.

Taxes
Section 4.06:
Thin Film does not owe any state, federal, or local taxes, and has filed all tax returns required to be filed by it.
Article V
Conduct of Business of Thin Film Pending the Closing
Section 5.01:
Thin Film shall be entitled to conduct its regular and ordinary business pending the closing.
Miscellaneous
Section 6.01:  Notices.
Any notice or other communications required hereby shall be deemed delivered when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, return receipt requested, addressed to the respective corporate and individual parties hereto as set forth on Exhibit 2 hereto.
Section 6.02:  Entire Agreement Counterparts.
This instrument and the exhibits and schedules hereto contain the entire agreement of the parties. It may be executed in any number of counterparts, each of which shall be deemed original, but such counterparts together constitute only one and the same instrument.
Section 6.03:  Controlling Law.
The validity, interpretation of terms and performance of this agreement shall be governed by and constructed under the laws of Nevada.

     WHEREFORE, we have set our hands hereto this Plan and Agreement of Exchange on this 18th day of February, 2000.

Date:                      OTS HOLDINGS, INC.
                           (OTS)
2/18/2000


                           By:/s/Mark Meriwether
                                  President


Date:                      THIN FILM BATTERY, INC.
                           (Thin Film)
2/18/2000


                           By:/s/Robert Pasquaye
                                  President